UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2006

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2006, Dominion Homes, Inc. (the “Company”) announced the Company’s financial results for the fourth quarter and year ended December 31, 2005. A copy of the Company’s press release announcing these results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

The information in this Current Report on Form 8-K is also being furnished pursuant to Regulation FD (17CFR §§243.100 et seq.).

Item 8.01 Other Events.

Litigation and Regulatory Matters

On February 21, 2006, a purported class action lawsuit captioned Stuart, et. al. v. Dominion Homes Financial Services, Inc., et. al., Case No. C206137 was filed in the U.S. District Court, Southern District of Ohio, Eastern Division, against Dominion Homes Financial Services, Inc., a subsidiary of the Company (“DHFS”), and National City Mortgage Co. The complaint includes claims for breach of contract, breach of fiduciary duty, and fraudulent representations and material omissions in connection with the financing of plaintiffs’ condominium homes located in the Village at Polaris Park (“VPP”), where the Company has been unable to obtain final HUD approval for FHA-insured mortgages to be sold to its customers. The plaintiffs purport to bring the claim on behalf of homeowners in VPP who purchased FHA mortgages through and from the defendants. The complaint seeks damages, including actual damages, punitive damages, and attorneys’ fees and costs, for, among other things, the alleged loss of certain FHA-insured mortgage features, including loan assumability, and for the defendants’ failure to notify plaintiffs of the status of their mortgages.

On February 21, 2006, a purported class action lawsuit captioned Rece, et. al. v. Dominion Homes, Inc., et. al., Case No. 06CVH202335 was filed in the Court of Common Pleas, Franklin County, Ohio against the Company, DHFS, named and unnamed appraisers who have worked with the Company, and unnamed charitable organizations who have provided the Company’s customers with down payment assistance funds in the last several years. Plaintiffs purport to bring the claim on behalf of purchasers of the Company’s homes from 1999 to the present who received such funds and allege, among other things, that the defendants misrepresented the value of the plaintiffs’ homes and obtained an improper benefit by artificially inflating the sales price of homes to purchasers receiving down payment assistance funds. The complaint also alleges that the defendants engaged in predatory lending practices against the plaintiffs and other consumers by extending them credit without regard to the actual value of their homes, knowing that the result would be higher default and foreclosure rates in its communities. The complaint seeks injunctive or declaratory relief, compensatory damages, punitive damages and attorneys’ fees and costs.

On February 23, 2006, a similar purported class action lawsuit captioned Rudawsky, et. al. v. Borrer, et. al., Case No. C206144 was filed in the U.S. District Court, Southern District of Ohio, Eastern Division, against the Company, our Chairman, Chief Executive Officer and President, certain affiliates and current and former officers of the Company, and The Nehemiah Corporation of America by plaintiff homeowners, who purchased homes from the Company using Nehemiah down payment assistance funds. The complaint alleges, among other things, that plaintiffs suffered financial injuries as a result of the defendants’ participation in fraudulent conduct by DHFS related to the Nehemiah down payment assistance program in violation of federal statutes and Ohio law. The complaint further alleges that defendants fraudulently misrepresented and concealed the cost and operation of the Nehemiah program from plaintiffs. Plaintiffs purport to bring the claim on behalf of customers of the Company who purchased a home from 1999 to present using down payment assistance from Nehemiah. The complaint seeks monetary damages and attorneys fees and costs.

All of the above lawsuits are in the preliminary phases. The time for the defendants to respond to the complaints described above has not yet expired, and no determination has been made that any of these cases can be maintained as a class action. The Company believes each of these lawsuits is without merit and intends to vigorously defend against all of the claims and allegations in the complaints.

In addition to the foregoing actions, the Company’s mortgage operations are currently under audit by the U.S. Department of Housing and Urban Development (“HUD”). The Company is expecting the results of the HUD audit to be communicated sometime late in the first quarter of 2006, at the earliest. The Company has also received requests for documents and files related to the financing of the Company’s homes at VPP from the Ohio Attorney General. The Company will continue to comply with any additional requests from these and other regulatory agencies.

Joint Venture with Wells Fargo

On February 27, 2006, the Company, DHFS, Wells Fargo Bank, N.A., and its wholly owned subsidiary Wells Fargo Ventures, LLC (collectively, “Wells Fargo”), entered into a non-binding letter of intent (the “Letter of Intent”) regarding the formation of a joint venture that will operate as a full-service mortgage bank to the Company’s customers and the general public. Pursuant to the Letter of Intent, certain assets of DHFS, including floating pipeline loans and tangible and intangible assets, will be transferred to the new joint venture. It is anticipated, subject to due diligence review, that Wells Fargo will pay approximately $1.8 million for its controlling interest in the joint venture. The joint venture will be an operating subsidiary of Wells Fargo Bank, N.A., and will conduct business in Ohio, Kentucky and Indiana. The Company issued a press release regarding the joint venture, a copy of which is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The foregoing summary is qualified in its entirety by reference to the Letter of Intent, attached as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 27, 2006, regarding 2005 financial results.

99.2	Company press release dated February 27, 2006 regarding the joint venture with Wells Fargo.

99.3	Letter of Intent for Proposed Joint Venture dated February 27, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely, Senior Vice President of Finance and Chief Financial Officer

Date: February 28, 2006